State of California
March Fong Eu
Secretary of State

Form LP-2

AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

IMPORTANT—Read instructions on back before completing this form

This Certificate is presented for filing pursuant to Section 15622, California Corporations Code.

1. SECRETARY OF STATE FILE NO. (ORIGINAL CERTIFICATE—FORM LP-1): 8418500081

2. NAME OF LIMITED PARTNERSHIP: Owens Mortgage Investment Fund

3. THE CERTIFICATE OF LIMITED PARTNERSHIP IS AMENDED AS FOLLOWS: (COMPLETE APPROPRIATE SUB-SECTION(S) CONTINUE ON SECOND PAGE, IF NECESSARY)

A. THE LIMITED PARTNERSHIP NAME IS CHANGED TO: Owens Mortgage Investment Fund, a California Ltd. Partnership

B. PRINCIPAL EXECUTIVE OFFICE ADDRESS CHANGE:
ADDRESS:
CITY: STATE: ZIP CODE:

E. GENERAL PARTNER NAME CHANGE:
OLD NAME:
NEW NAME:

C. CALIFORNIA OFFICE ADDRESS CHANGE:
ADDRESS:
CITY: STATE: CA ZIP CODE:

F. GENERAL PARTNER(S) WITHDRAWN:
See attached
NAME:
NAME:

D. GENERAL PARTNER ADDRESS CHANGE:
NAME:
ADDRESS:
CITY: STATE: ZIP CODE:

G. GENERAL PARTNER ADDED:
NAME:
ADDRESS:
CITY: STATE: ZIP CODE:

H. INFORMATION CONCERNING THE AGENT FOR SERVICE OF PROCESS HAS BEEN CHANGED TO:
NAME: Bryan H. Draper
ADDRESS: 2221 Olympic Blvd. CITY: Walnut Creek STATE: CA ZIP CODE: 94595

I. THE NUMBER OF GENERAL PARTNERS REQUIRED TO ACKNOWLEDGE AND FILE CERTIFICATES OF AMENDMENT, DISSOLUTION, CONTINUATION AND CANCELLATION IS CHANGED TO: 1 (PLEASE INDICATE NUMBER ONLY)

J. OTHER MATTERS TO BE INCLUDED IN THE CERTIFICATE OF LIMITED PARTNERSHIP ARE AMENDED AS INDICATED ON THE ATTACHED PAGE(S). NUMBER OF PAGES ATTACHED: 15

4. IT IS HEREBY DECLARED THAT I AM (WE ARE) THE PERSON(S) WHO EXECUTED THIS AMENDMENT TO THE IDENTIFIED CERTIFICATE OF LIMITED PARTNERSHIP, WHICH EXECUTION IS MY (OUR) ACT AND DEED. (SEE INSTRUCTIONS)

SIGNATURE: [signature] SIGNATURE:
Chief Financial Officer, Owens Financial Group, Inc. 12/14/98
POSITION OR TITLE DATE POSITION OR TITLE DATE

SIGNATURE SIGNATURE
POSITION OR TITLE DATE POSITION OR TITLE DATE

THIS SPACE FOR FILING OFFICER USE
8418500081

FILED
In the office of the Secretary of State of the State of California
DEC 30 1998
[signature]
BILL JONES, Secretary of State

5. RETURN ACKNOWLEDGEMENT TO:
NAME / ADDRESS / CITY / STATE / ZIP CODE:
Bryan H. Draper
2221 Olympic Blvd.
Walnut Creek, CA 94595

SEC/STATE REV. 1/88

FORM LP-2—FILING FEE: $15
Approved by Secretary of State

FORM LP-2
AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
OWENS MORTGAGE INVESTMENT FUND
ATTACHMENT

Item F. General Partners Withdrawn:

David Adler
Larry R. Schultz
David K. Machado
William C. Owens
Milton N. Owens

Item J. Other Matters

Second Amended and Restated Limited Partnership Agreement (attached)

EXHIBIT A

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
Owens Mortgage Investment Fund

THIS SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made and entered into by and among Owens Financial Group, Inc. as General Partner (the "General Partner"), and the Limited Partners of the Owens Mortgage Investment Fund (hereinafter referred to collectively as the "Limited Partners"). The General Partner and the Limited Partners are hereinafter occasionally referred to collectively as the "Partners."

RECITALS

A. Owens Mortgage Investment Fund, a California limited partnership (the "Fund") was formed on June 14, 1984, under the California Uniform Limited Partnership Act, and operated under the name "Owens Mortgage Investment Fund II." Effective October 15, 1992, the Fund changed its name to its current name.

B. The original Limited Partnership Agreement was amended and restated as of October 15, 1992, and it is desired to again amend and restate the Agreement as hereinafter set forth.

C. Concurrent with the approval of this Agreement, Messrs. Machado, M. Owens and W. Owens have withdrawn as general partners.

The Partners therefore agree as follows:

I. FORMATION

1. Uniform Limited Partnership Act. The Fund was formed on June 14, 1984 pursuant to the provisions of the California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the "Act") and continues to be governed by said Act except as otherwise provided in Article 11 (Sections 15710, et seq.) of the California Revised Limited Partnership Act.

2. Name. The name of the Fund is Owens Mortgage Investment Fund, a California limited partnership.

3. Place of Business. The principal place of business for the Fund is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Fund may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

4. Addresses for the General Partner and Limited Partners. The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595. The address for each of the Limited Partners is that address shown on the books and records of the Fund located at its principal place of business. The Limited Partners may change such places of residence by written notice to the Fund, which notice shall become effective upon receipt.

5. Term. The Fund commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Fund will dissolve on December 31, 2034.

6. Purpose. The business and purposes of the Fund are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably

related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

7. Agent for Service of Process; Tax Matters Partner. So long as the General Partner maintains a principal place of business in California, the General Partner is the Fund's agent for service of process. If the General Partner moves from California, the Limited Partners will designate a new agent for service of process. The General Partner also is the "Tax Matters Partner" as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II. DEFINITIONS

The following terms shall have the following respective meanings:

"Affiliate" means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

"Capital Account" means that as defined in Article III hereof.

"Capital Contribution" means the total investment and contribution to the capital of the Fund by a Partner in cash, by way of automatic reinvestment of Fund distributions and, in the case of the General Partner, its Promotional Interest as hereinafter defined.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.

"Late Payment Charges" means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Fund, including additional interest and late payment fees.

"Majority-In-Interest" means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).

"Mortgage Loans" means notes, debentures, bonds, and other evidences of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages.

"Net Income Available for Distribution" means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.

"Net Proceeds" means the cash proceeds from any repayment of principal from the payoff or other disposition of the Fund's Mortgage Loans or from the disposition of other Fund asset remaining after deducting all expenses relating to the transaction.

"Partners" mean the General Partner and the Limited Partners.

"Person" means any natural person, partnership, corporation, association, or other legal entity.

"Profits and Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

"Promotional Interest" means one-half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Promotional Interest being an expense of the Fund.

"Real property" means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include mortgages, mortgage loans or interests therein.

"Regulations" means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

"Unit" means an interest in the Fund and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Fund by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III. PARTNERSHIP INTEREST AND CAPITAL

1. Capital Contributions of Partners. The capital of the Fund shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Fund cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Fund cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners. The General Partner shall receive the Promotional Interest in the capital of the Fund.

2. Sale of Units. In the General Partner's sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Fund. Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner.

3. Nonassessability of Units. The Units are nonassessable. Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional contributions to the Fund.

4. Capital Accounts. The Fund shall maintain a Capital Account for each Partner. Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Fund. Thereafter, each Partner's Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

(a) To each Partner's Capital Account there shall be credited the amount of cash contributed by such Partner to the Fund, and such Partner's distributive share of Fund profits.

(b) To each Partner's Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner's distributive share of Fund losses.

In the event any interest in the Fund is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XIII hereof upon the dissolution of the Fund. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Fund capital reflected on the Fund's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Fund of oil or gas properties) might otherwise cause this Fund not to comply with Regulation Section 1.704-1(b).

Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Fund except as specifically provided herein. No interest shall be paid on any Capital Contribution.

5. Liability of Limited Partners. Notwithstanding anything to the contrary contained in the foregoing, a Limited Partner shall not become liable for the obligations of the Fund in an amount in excess of his Capital Account.

IV. MANAGEMENT

1. Control in General Partner. Subject to the provisions of Article IV.2., and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Fund, including the power to assign duties, to determine how to invest the Fund's assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage loans and contracts, and to assume direction of the business operations. As manager of the Fund and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Fund's investments and loans, determining how and when to invest the Fund's capital, and determining the course of action to take with respect to Fund loans that are in default, and has all the powers with respect thereto. Without limiting the generality of the foregoing, such powers include the right:

(a) To evaluate potential Fund investments and to expend the capital of the Fund in furtherance of the Fund's business;

(b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Fund property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

(c) To cause the Fund to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Fund acquired through foreclosure of a Mortgage Loan;

(d) To manage, operate and develop Fund property, or to employ and supervise a property manager who may, or may not, be an affiliate of the General Partner;

(e) To borrow money from banks and other lending institutions for any Fund purpose, and as security therefor, to encumber Fund property;

(f) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Fund property;

(g) To employ from time to time, at the expense of the Fund, persons, including the General Partner or its affiliates, required for the operation of the Fund's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Fund and the General Partner or between the Fund and an affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Fund without penalty on sixty (60) days' written notice and without advance notice if the General Partner or affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Fund and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

(h) To maintain, at the expense of the Fund, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(i) To purchase, at the expense of the Fund, liability and other insurance to protect the property of the Fund and its business;

(j) To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Fund;

(k) To pay all expenses incurred in connection with the operation of the Fund;

(l) To file tax returns on behalf of the Fund and to make any and all elections available under the Code, as amended;

(m) Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons:

(i) To cure any ambiguity or formal defect or omission herein;

(ii) To grant to Limited Partners any additional rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

(iii) To conform this Agreement to applicable laws or regulations, including without limitation, changes in federal or state securities or tax laws and regulations, and guidelines of the North American Association of Securities Administrators; and

(iv) To make any other change in this Agreement which, in the judgment of the General Partner, is not to the prejudice of the Limited Partners.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to this paragraph (m).

2. Limitations on General Partner's Authority. The General Partner has no authority to:

(a) do any act in contravention of this Agreement;

(b) do any act which would make it impossible to carry on the ordinary business of the Fund;

(c) confess a judgment against the Fund;

(d) possess Fund property or assign the rights of the Fund in property for other than a partnership purpose;

(e) admit a person as a General Partner without the prior affirmative vote or consent of a Majority-In-Interest, or such higher vote as may be required by applicable law;

(f) sell, pledge, refinance, or exchange all or substantially all of the assets of the Fund, without the prior affirmative vote or consent of a Majority-In-Interest;

(g) amend this Agreement without the prior affirmative vote or consent of a Majority-In-Interest, except as permitted by Article IV.1.(m);

(h) dissolve the Fund without the prior affirmative vote or consent of a Majority-In-Interest;

(i) grant to the General Partner or any of its affiliates an exclusive right to sell any Fund assets;

(j) receive or permit the General Partner or any affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Fund or any Fund property;

(k) receive from the Fund a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its affiliates to do so;

(l) commingle the Fund's funds with those of any other person;

(m) use or permit another to use the Fund's assets in any manner, except for the exclusive benefit of the Fund; or

(n) pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units.

3. Right to Purchase Receivables, Loans and Property. The General Partner, in its sole discretion, may at anytime, but is not obligated to:

(a) purchase from the Fund the interest receivable or principal on delinquent Mortgage Loans held by the Fund;

(b) purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Fund held by such senior lienholder;

(c) use its own monies to cover any other costs associated with Mortgage Loans held by the Fund such as property taxes, insurance and legal expenses;

(d) purchase from the Fund real estate acquired by the Fund through foreclosure.

The consideration paid pursuant to the above, must be equal to or greater than the fair market value of the asset being acquired.

4. Extent of General Partner's Obligation. The General Partner shall devote such of its time to the business of the Fund as it determines, in good faith, to be reasonably necessary to conduct its business. The General Partner shall not be bound to devote all of its business time to the affairs of the Fund, and the General Partner and its affiliates may engage for their own account and for the account of others in any business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Fund. As a fiduciary of the Fund, the General Partner agrees that the assets of the Fund will not be commingled with the assets of the General Partner or any other person and will be used or expended solely for the use of the Fund. The Fund shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any units as a Limited Partner, its right to vote such units will be waived and not considered outstanding in any vote for removal of the General Partner or for amendment of this Agreement or otherwise.

5. Indemnification of the General Partner. Except in the case of negligence or misconduct, the General Partner and agents acting on its behalf shall not be liable, responsible, or accountable in damages or otherwise to the Fund (in any action including a Fund derivative suit) or to any of the Limited Partners for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Partners, if done in good faith to promote the best interests of the Fund. The General Partner and its agents shall be entitled to be indemnified by the Fund from the assets of the Fund, or as an expense of the Fund, but not from the Limited Partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or nonperformance of any act concerning the activities of the Fund, except in the case where the General Partner or its agents are guilty of bad faith, negligence, misconduct, or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of the Fund. The indemnification authorized by this paragraph shall include the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action, or finally adjudicated legal proceedings.

Notwithstanding the foregoing, neither the General Partner nor any officer, director, employee, agent, subsidiary or assign of the General Partner or of the Fund shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving allegations that the Securities Act of 1933, as amended, or any state securities act was violated by the General Partner or by any such other person or entity, except as and to the extent permitted by the Mortgage Programs Guidelines of the North American Securities Administrators Association and applicable rules, regulations or policies of the Securities and Exchange Commission, as in effect from time to time, or (ii) any liability imposed by law, including liability for fraud, bad faith, or negligence.

V. RIGHTS OF LIMITED PARTNERS

1. No Limited Partner, as such, shall take part in the management of the business of, or transact any business for, the Fund, nor have the power to sign for or bind the Fund to any agreement or document. Notwithstanding the foregoing, Limited Partners holding a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent (and such vote or consent will be required) to:

(a) amend this Agreement,

(b) dissolve the Fund,

(c) remove the General Partner and elect one or more new General Partners (see Article XII.2.), or

(d) approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Fund.

2. The Limited Partners and their designated representatives shall have access to all books and records of the Fund during normal business hours. A list of the names and addresses of all Limited Partners is maintained as a part of the records of the Fund and shall be made available on request to any Limited Partner or his representative at his cost for a stated purpose not contrary to the best interests of the Fund.

VI. INVESTMENT AND OPERATING POLICIES

1. The Fund may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

2. The Fund will not incur indebtedness for the purpose of making or purchasing Mortgage Loans, except:

(a) to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Fund's Mortgage Loans, and

(b) to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

3. The Fund will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Fund assets as of the date the loan is made or purchased.

4. The Fund shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Fund shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by a licensed and qualified independent fee appraiser certified by the state in which the property being appraised is located. Such appraisals will be retained at the office of the Fund and will be available for review by any Limited Partner for a period of at least five years after the last day that the Fund holds a mortgage secured by the subject property.

5. There shall at all times be title, fire, and casualty insurance in an amount equal to the Fund's loan plus any outstanding senior lien on the security property naming the Fund and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

6. Loans may be purchased from the General Partner or its affiliates only if any such loan is not in default and otherwise satisfies all requirements of this Article VI. If any such loan was not originated within the previous 90 days, the General Partner or its affiliates shall at all times retain at least a 10% interest in such loan.

7. The Fund will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners. The cash Capital Contributions of the General Partner specified in Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.

VII. ACCOUNTING RECORDS, REPORTS AND MEETINGS

1. Books of Accounts and Records. The Fund's books and records are maintained in accordance with Code Section 703(a) at the principal office of the Fund, and each Partner has access thereto at all reasonable times as provided in Article V.2. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Fund and shall reflect all transactions and be appropriate and adequate for the business of the Fund. The Fund shall file all required documents with the applicable regulatory agencies.

2. Cash and Cash Equivalents and Marketable Securities. Fund cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Fund in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any person or persons authorized by it.

3. Meetings of Limited Partners. Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner or by one or more Limited Partners holding more than ten percent (10%) of the outstanding units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. Within ten (10) days following receipt of such request, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the filing of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Fund Agreement. There shall be deemed to be a quorum at any meeting of the Fund at which a Majority-In-Interest attend such meeting in person or by a valid proxy. The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner. In lieu of special meetings, Limited Partners may take action by written consent of a Majority-In-Interest.

4. Reports. Within sixty (60) days after the end of each fiscal year of the Fund, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return. Within one hundred twenty (120) days after the end of the Fund's calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Fund audited by the Fund's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Such financial statements will include the Fund's statements of income, balance sheets, statements of cash flows and statements of Partners' capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes. The annual report for each year will report on the Fund's activities for that year, identify the source of Partnership distributions, set forth the compensation paid to the General Partner and its affiliates, and provide a statement of the services performed in consideration therefor and contain such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Fund.

The Fund will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K within ninety (90) days of the closing of the fiscal year end, and on Form 10-Q within forty-five (45) days of the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

VIII. ALLOCATIONS AND DISTRIBUTIONS

1. Allocations of Profits and Losses. Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

2. Distributions.

(a) Net Income Available for Distribution. Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed to those Limited Partners who have on file with the Fund their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly to each Limited Partner making such election, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners. The General Partner's proportionate share of Net Income Available for Distribution shall be either credited or distributed to the General Partner.

(b) Net Proceeds. Net Proceeds, if any, may be reinvested in new loans, may be used to improve or maintain properties acquired by the Fund through foreclosure, may be used to pay operating expenses, or may be distributed to the Partners, in each event, in the sole discretion of the General Partner. In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 1 above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Promotional Interest, until the Limited Partners shall have received 100% of their Capital Accounts.

IX. TRANSACTIONS BETWEEN THE FUND AND THE GENERAL PARTNER

1. Compensation to General Partner From the Fund. The General Partner is entitled to receive the following fees, compensation and expense reimbursements from the Fund:

(a) Management Fee. In consideration of the management services rendered to the Fund, the General Partner is entitled to receive from the Fund a management fee payable monthly, subject to a maximum of 2-3/4% per annum, of the average unpaid balance of the Fund's Mortgage Loans at the end of each month in the calendar year. Although the management fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the management fee in any one month could exceed .2292% (2-3/4% / 12 months) of the unpaid balance of the Fund's Mortgage Loans at the end of such month, provided that the maximum annual management fee shall not exceed 2-3/4% of the average unpaid balance of the Fund's Mortgage Loans at the end of each month in the calendar year. In the event the management fee paid by the General Partner in a calendar year exceeds such 2-3/4%, the General Partner shall promptly refund such excess to the Fund.

(b) Promotional Interest. The Promotional Interest.

(c) Partnership Expenses. All of the Fund's expenses shall be billed directly, to the extent practicable, to and paid by the Fund. Reimbursement to the General Partner, or its affiliate, for any expenses advanced by the General Partner including, but not limited to, legal and accounting expenses, printing costs, goods, services and materials used by or for the Fund and filing fees will be made from cash available for distribution immediately following the expenditure. Except as indicated in this Article IX.1(c), the General Partner or any affiliate shall not be reimbursed by the Fund for any indirect expenses incurred in performing services for the Fund, such as officers' salaries, rent, utilities, and other overhead items. The Fund, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Fund) for nonmanagement and nonsupervisory services which could be performed, directly for the Fund by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Fund shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Fund would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Fund. The reimbursement for expenses provided for in this Article IX.1(c) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

(d) Loan Servicing Fee. The General Partner may act as servicing agent with respect to all Fund loans, in consideration for which it shall be entitled to receive from the Fund a monthly fee of up to ¼ of 1% per annum of the unpaid balance of the Fund's Mortgage Loans at the end of each month.

2. Payments by Borrowers.

(a) Investment Evaluation Fee. The General Partner or one or more affiliates of the General Partner may receive investment evaluation fees (also known as mortgage placement fees or "points") payable by borrowers for services rendered in connection with the evaluation of potential investments of the Fund.

(b) Late Payment Charges. The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Fund.

3. Loans to General Partner or Affiliates. The Fund may not make loans to the General Partner or to any affiliate of the General Partner, except in the following circumstances.

The Fund may make a loan to the General Partner or any affiliate of the General Partner or the General Partner or any affiliate of the General Partner may become an obligor on a Mortgage Loan held by the Fund in instances where (1) the General Partner or an affiliate purchases a defaulted Mortgage Loan from the Fund at fair market value and subsequently forecloses on the related loan, becoming the obligor thereunder; or (2) the Fund forecloses on a Mortgage Loan and then sells the related property to the General Partner or an affiliate at or greater than its fair market value in exchange for a secured note payable to the Fund in the same amount.

X. ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

1. General Partner. The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.2.

2. Fund Interests. A Limited Partner's interests in the Fund may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

(a) no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

(b) no transfer may be made if, in the opinion of tax counsel for the Fund, it would jeopardize the status of the Fund as a partnership for Federal or any applicable state income tax purposes; and

(c) the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.

Assignments complying with the above shall be recognized by the Fund not later than the last day of the calendar month in which the written notice of assignment is received by the Fund.

No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.

XI. DEATH, INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

1. Effect of Death or Incompetency on Fund. The death or incompetency of a Limited Partner shall not cause a dissolution of the Fund or entitle the Limited Partner or his estate to a return of capital.

2. Rights of Personal Representative. On the death or incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate, including the rights of assignment and withdrawal.

3. Withdrawal of Limited Partners. A Limited Partner may withdraw, or partially withdraw, from the Fund and obtain the return of his outstanding capital account within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

(a) any such cash payments in return of an outstanding Capital Account shall be made by the Fund only from Net Proceeds and Capital Contributions, during the ninety (90) day period following receipt by the General Partner of the Limited Partner's written notice of withdrawal;

(b) a maximum of $100,000 may be withdrawn during any calendar quarter;

(c) the Limited Partners shall have the right to receive such distributions of cash only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Fund funds other than those set forth in Subsection 3(a) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Fund's loan portfolio in order to make a cash distribution of any Capital Account;

(d) during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Fund or reinvest any Net Income Available for Distribution or Net Proceeds in new loans or other nonliquid investment unless and until the Fund has sufficient funds available to distribute to the withdrawing Limited Partner all of his Capital Account in cash;

(e) the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to such Limited Partner's Capital Account as of the date of such distribution, notwithstanding that such sum may be greater or lesser than such Limited Partner's proportionate share of the current fair market value of the Fund's net assets;

(f) in no event shall the General Partner permit the withdrawal during any calendar year of Limited Partners representing more than 10% of the outstanding Limited Partners' Units, except upon the vote of the Limited Partners to dissolve the Fund pursuant to Article V above. Capital Accounts shall be distributed to withdrawing Limited Partners in the same order of priority as notices of withdrawals are received by the General Partner; and

(g) if a Limited Partner's Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII. BANKRUPTCY, DEATH, RETIREMENT, REMOVAL, OR DISSOLUTION OF THE GENERAL PARTNER

1. Removal of the General Partner. A Majority-In-Interest may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.

2. Dissolution of Fund and Continuance of Fund. The dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events are referred to hereafter as the "Terminating Event," and the General Partner affected as the "Terminated General Partner") shall immediately destroy the agency relationship between the Fund and the Terminated General Partner. A Terminating Event shall also dissolve the Fund unless the Fund is continued by a general partner elected in place of the Terminated General Partner by a Majority-In-Interest. If no General Partner remains after a Terminating Event, the Limited Partners shall meet or act by written consent within sixty (60) days of such Terminating Event and either:

(a) elect to continue the Fund, provided that a new general partner (or partners) is available, and is so elected by a Majority-In-Interest, in which event a new Certificate of Partnership shall be recorded naming the new general partner; or

(b) elect to terminate and liquidate the Fund under the provisions of Article XIII hereof.

3. Rights of Terminated General Partner. Upon the occurrence of a Terminating Event, the Fund shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Fund shall also terminate the Terminated General Partner's interest in Fund profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner's interest determined by agreement of the Terminated General Partner and the Fund, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General Partner and the Fund. The method of payment to the Terminated General Partner shall not threaten the solvency or liquidity of the Fund.

XIII. DISSOLUTION AND LIQUIDATION

1. Upon the vote or written consent of a Majority-In-Interest or as otherwise herein provided, the Fund shall be dissolved and the assets shall be liquidated and the net proceeds distributed to the Partners after payment of the debts of the Fund as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Fund shall be applied in the following manner:

(a) the liabilities of the Fund to creditors other than the General Partner shall be paid or otherwise adequately provided for;

(b) the liabilities of the Fund to the General Partner shall be paid or otherwise provided for; and

(c) the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2(b) hereof.

2. In the event that, immediately prior to the dissolution and termination of the Fund following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Section VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Fund an amount which is equal to such deficit in its Capital Account.

XIV. SIGNATURES

Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Fund is a party, shall be executed by the General Partner, and no other signatures shall be required.

XV. SPECIAL POWER OF ATTORNEY

Any person who becomes a Limited Partner after the adoption of the provisions of this Agreement (existing Limited Partners having already executed and delivered same) shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

1. This Agreement, any certificates of Limited Partnership, as well as any amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or which the General Partner deems it advisable to file;

2. Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file; and

3. Any instrument or document which may be required to effect the continuation of the Fund, the admission of an additional or substituted Limited Partner, or the dissolution and termination of the Fund, provided such continuation, admission, or dissolution and termination are in accordance with the terms of this Agreement.

The special power of attorney to be concurrently granted by each Limited Partner:

1. is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

2. shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Fund as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVI. MISCELLANEOUS

1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

If to the General Partner:

Owens Financial Group, Inc.
2221 Olympic Boulevard
P. O. Box 2308
Walnut Creek, CA 94595

If to a Limited Partner, at such Limited Partner's address for purposes of notice which is set forth on the books and records of the Fund, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

2. Application of California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

3. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

4. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Fund any right that he or it may have to maintain any action for partition with respect to the property of the Fund.

5. Assignability. Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

6. Interpretation. As used herein, the masculine includes the feminine and neuter and the singular includes the plural.

7. Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

8. Adjustment of Basis. The General Partner may elect, pursuant to Code Section 754, to adjust the basis of Fund property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

9. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

8418500081

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this ___ day of _______________, 1998.

GENERAL PARTNER:

2221 Olympic Blvd.
P. O. Box 2308
Walnut Creek, CA 94595

OWENS FINANCIAL GROUP, INC.

By:_____________________________
William C. Owens, President

LIMITED PARTNERS:

By: OWENS FINANCIAL GROUP, INC.

By:_____________________________
William C. Owens, President

As Attorney-In-Fact for a Majority-In-Interest as listed on Schedule A

8418500081

State of California
March Fong Eu
Secretary of State

Form LP-2

AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

IMPORTANT—Read instructions on back before completing this form

This Certificate is presented for filing pursuant to Section 15622, California Corporations Code.

1. SECRETARY OF STATE FILE NO. (ORIGINAL CERTIFICATE—FORM LP-1)
8418500081

2. NAME OF LIMITED PARTNERSHIP
Owens Mortgage Investment Fund, a California Limited Partnership

3. THE CERTIFICATE OF LIMITED PARTNERSHIP IS AMENDED AS FOLLOWS: (COMPLETE APPROPRIATE SUB-SECTION(S) CONTINUE ON SECOND PAGE, IF NECESSARY)

A. THE LIMITED PARTNERSHIP NAME IS CHANGED TO:

B. PRINCIPAL EXECUTIVE OFFICE ADDRESS CHANGE:
ADDRESS:
CITY: STATE: ZIP CODE:

C. CALIFORNIA OFFICE ADDRESS CHANGE:
ADDRESS:
CITY: STATE: CA ZIP CODE:

D. GENERAL PARTNER ADDRESS CHANGE:
NAME:
ADDRESS:
CITY: STATE: ZIP CODE:

E. GENERAL PARTNER NAME CHANGE:
OLD NAME:
NEW NAME:

F. GENERAL PARTNER(S) WITHDRAWN:
NAME:
NAME:

G. GENERAL PARTNER ADDED:
NAME:
ADDRESS:
CITY: STATE: ZIP CODE:

H. INFORMATION CONCERNING THE AGENT FOR SERVICE OF PROCESS HAS BEEN CHANGED TO:
NAME:
ADDRESS: CITY: STATE: CA ZIP CODE

I. THE NUMBER OF GENERAL PARTNERS REQUIRED TO ACKNOWLEDGE AND FILE CERTIFICATES OF AMENDMENT, DISSOLUTION, CONTINUATION AND CANCELLATION IS CHANGED TO:
(PLEASE INDICATE NUMBER ONLY)

J. OTHER MATTERS TO BE INCLUDED IN THE CERTIFICATE OF LIMITED PARTNERSHIP ARE AMENDED AS INDICATED ON THE ATTACHED PAGE(S).
NUMBER OF PAGES ATTACHED: 19

4. IT IS HEREBY DECLARED THAT I AM (WE ARE) THE PERSON(S) WHO EXECUTED THIS AMENDMENT TO THE IDENTIFIED CERTIFICATE OF LIMITED PARTNERSHIP, WHICH EXECUTION IS MY (OUR) ACT AND DEED. (SEE INSTRUCTIONS)

[signature] 2/16/99 Bryan H. Draper
SIGNATURE
Chief Financial Officer
Owens Financial Group, Inc.
POSITION OR TITLE DATE

SIGNATURE
POSITION OR TITLE DATE

SIGNATURE
POSITION OR TITLE DATE

SIGNATURE
POSITION OR TITLE DATE

THIS SPACE FOR FILING OFFICER USE
19841850008I

FILED
In the office of the Secretary of State of the State of California
MAR 19 1999
[signature]
BILL JONES, Secretary of State

5. **RETURN ACKNOWLEDGEMENT TO:**

NAME
ADDRESS Owens Financial Group, Inc.
CITY C/O Bryan H. Draper
STATE 2221 Olympic Blvd.
ZIP CODE Walnut Creek, CA 94595

SEC/STATE REV. 1/88

FORM LP-2—FILING FEE: $15
Approved by Secretary of State

FORM LP-2
AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
OWENS MORTGAGE INVESTMENT FUND,
A CALIFORNIA LIMITED PARTNERSHIP
ATTACHMENT

Item J. Other Matters – Third Amended and Restated Limited Partnership Agreement

EXHIBIT A

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT

OWENS MORTGAGE INVESTMENT FUND, A CALIFORNIA LIMITED PARTNERSHIP

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement"), dated February 16, 1999, is made and entered into by and among Owens Financial Group, Inc. as General Partner (the "General Partner"), and the Limited Partners of Owens Mortgage Investment Fund, a California Limited Partnership (hereinafter referred to collectively as the "Limited Partners").

RECITALS

A. Owens Mortgage Investment Fund, a California Limited Partnership (the "Partnership") was formed on June 14, 1984, under the California Uniform Limited Partnership Act, under the name "Owens Mortgage Investment Fund II." Effective October 16, 1992, the Partnership changed its name to its current name.

B. The Limited Partnership Agreement was amended and restated as of October 16, 1992, and December 14, 1998, and it is desired to again amend and restate the Agreement as hereinafter set forth.

The Partners therefore agree as follows:

I. FORMATION

1. California Revised Limited Partnership Act. The Partnership was formed on June 14, 1984 and, until this Agreement, has been governed by and pursuant to the provisions of California Corporations Code, Title 2, Chapter 2, known as the Uniform Limited Partnership Act (the "Act"). The General Partner, pursuant to and by this Agreement, elects under California Corporations Code § 15712(b)(1) to have the Partnership governed henceforth by California Corporations Code, Title 2, Chapter 3, the California Revised Limited Partnership Act.

2. Name. The name of the Partnership is "Owens Mortgage Investment Fund, a California limited partnership."

3. Place of Business. The principal place of business for the Partnership is located at 2221 Olympic Blvd., Walnut Creek, CA 94595; provided, however, that the General Partner may change the address of the principal office by notice in writing to all Limited Partners. In addition, the Partnership may maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States.

4. Addresses for the General Partner and Limited Partners. The principal place of business of the General Partner is 2221 Olympic Boulevard, Walnut Creek, California 94595. The address for each of the Limited Partners is that address shown on the books and records of the Partnership located at its principal place of business. The Limited Partners may change such places of residence by written notice to the Partnership, which notice shall become effective upon receipt.

5. Term. The Partnership commenced on June 14, 1984. Unless earlier dissolved under the provisions of this Agreement, the Partnership will dissolve on December 31, 2034.

6. Purpose. The business and purposes of the Partnership are to make or purchase first, second, third, wraparound, participating and construction mortgage loans and mortgage loans on leasehold interests, and to do all things reasonably related thereto, including, but not limited to, developing, managing and either holding for investment or disposing of real property acquired through foreclosure.

7. Agent for Service of Process; Tax Matters Partner. So long as the General Partner maintains a principal place of business in California, the General Partner is the Partnership's agent for service of process. If the General Partner moves from California, the Limited Partners will designate a new agent for service of process. The General Partner also is the "Tax Matters Partner" as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended.

II. DEFINITIONS

The following terms shall have the following respective meanings:

"Affiliate" means: (i) any person directly or indirectly controlling, controlled by, or under common control with another person; (ii) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, or partner of such person; and (iv) if such other person is an officer, director, or partner, any company for which such person acts in such capacity.

"Capital Account" means the definition in Article III hereof.

"Capital Contribution" means the total investment and contribution to the capital of the Partnership by a Partner in cash, by way of automatic reinvestment of Partnership distributions and, in the case of the General Partner, its Promotional Interest as hereinafter defined.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent revenue laws.

"Late Payment Charges" means additional charges paid by borrowers on delinquent loans and loans past maturity held by the Partnership, including additional interest and late payment fees.

"Majority-In-Interest" means Limited Partners holding a majority of the outstanding Units (excluding any Units held by the General Partner).

"Mortgage Loans" means notes, debentures, bonds, and other evidence of indebtedness or obligations which are negotiable or nonnegotiable and which are secured or collateralized by mortgages.

"Net Income Available for Distribution" means Profits and Losses, as defined below, reduced by amounts set aside for restoration or creation of reserves and increased by amounts provided by the reduction or elimination of reserves at the discretion of the General Partner.

"Net Proceeds" means the cash proceeds from any repayment of principal from the payoff or other disposition of the Partnership's Mortgage Loans or from the disposition of other Partnership asset remaining after deducting all expenses relating to the transaction.

"Partners" means the General Partner and the Limited Partners.

"Person" means any natural person, partnership, corporation, association, or other legal entity.

"Profits and Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss).

"Promotional Interest" means one-half (1/2) of one percent (1%) of the aggregate Capital Accounts of the Limited Partners, said Promotional Interest being an expense of the Partnership.

"Real property" means and includes land and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, but does not include mortgages, mortgage loans or interests therein.

"Regulations" means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the United States Department of the Treasury under the Code, as such regulations may be lawfully changed from time to time.

"Unit" means an interest in the Partnership and represents a contribution either in cash or through reinvestment of distributions of One Dollar ($1.00) to the capital of the Partnership by a Limited Partner, and entitles the holder thereof to the rights and interests of Limited Partners as herein provided.

III. PARTNERSHIP INTEREST AND CAPITAL

1. Capital Contributions of Partners. The capital of the Partnership shall be contributed by the Limited Partners and the General Partner. The Limited Partners shall contribute to the capital of the Partnership cash or reinvested distributions in the amount of One Dollar ($1.00) for each Unit subscribed. The General Partner shall contribute to the capital of the Partnership cash in an amount equal to one-half of one percent (1/2 of 1%) of the aggregate of the Capital Accounts of the Limited Partners. The General Partner shall receive the Promotional Interest in the capital of the Partnership.

2. Sale of Units. In the General Partner's sole discretion, Units up to an aggregate outstanding amount of $500,000,000 may be offered and sold by the Partnership. Purchasers of such Units shall become Limited Partners immediately on acceptance of subscriptions by the General Partner.

3. Limited Partners' Reinvested Distributions. A Limited Partner may elect to participate in the Partnership's Reinvested Distributions Plan (the "Plan") at the time of his purchase of Units, by making such election in the form of Subscription Agreement for Units executed by each Limited Partner. Participation in the Plan will commence as of the date of acceptance by the Partnership of the Limited Partner's Subscription Agreement. Subsequently, a Limited Partner may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Partnership. Such notice shall be effective for the month in which the notice is received, if received at least ten (10) days prior to the end of the calendar month; otherwise the notice is effective the following month.

Distributions to which a Limited Partner participating in the Plan is entitled shall be used to purchase additional Units at $1.00 per Unit ("Reinvested Distributions"). Units so purchased under the Plan are credited to the Limited Partner's Capital Account as of the first day of the month following the month in which the reinvested distribution is made. If a Limited Partner revokes a previous election to participate in the plan, distributions made by the Partnership subsequent to the month in which the revocation notice is received by the partnership shall be made in cash to the Limited Partner instead of being reinvested in Units.

The General Partner will mail to each Limited Partner who is a participant in the Plan a statement of account describing the Reinvested Distributions received, the number of Units purchased thereby, the purchase price per Unit, and the total number of Units held by the Limited Partner, within thirty (30) days after the Reinvested Distributions have been credited.

The terms and conditions of the Plan may be amended, supplemented, or terminated for any reason by the Partnership at any time by mailing notice thereof at least thirty (30) days prior to the effective date of such action to each Limited Partner who is a participant in the Plan at his last address of record.

The General Partner, in its sole discretion, may suspend or terminate the Plan if:

(a) it determines that the Plan impairs the capital or the operations of the Partnership or that an emergency makes continuance of the Plan not reasonably practicable;

(b) any governmental or regulatory agency with jurisdiction over the Partnership so demands for the protection of Limited Partners;

(c) in the opinion of counsel for the Partnership, such Plan is not permitted by federal or state law; or repurchase, sales, assignments, transfers and the exchange of Units in the Partnership within the previous twelve (12) consecutive months would result in the Partnership being considered terminated within the meaning of Section 708 of the Code; or

(d) it determines that allowing any further Reinvested Distributions would give rise to a material risk that the Partnership would be treated for any taxable year as a "publicly traded partnership," within the meaning of Code Section 7704.

4. Nonassessability of Units. The Units are nonassessable. Once a Unit has been paid for in full, the holder of the Unit has no obligation to make additional contributions to the Partnership.

5. Capital Accounts. The Partnership shall maintain a Capital Account for each Partner. Initially, the Capital Account of each Partner shall be the amount equal to the initial Capital Contribution made by such Partner in exchange for his or her interest in the Partnership. Thereafter, each Partner's Capital Account shall be maintained in accordance with the provisions of Section 1.704-1(b)(2)(iv) of the Regulations and will be determined as follows:

(a) To each Partner's Capital Account there shall be credited the amount of cash contributed by such Partner to the Partnership, and such Partner's distributive share of Partnership profits.

(b) To each Partner's Capital Account there shall be debited the amount of cash distributed to such Partner pursuant to any provision of this Agreement and such Partner's distributive share of Partnership losses.

In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article XIII hereof upon the dissolution of the Partnership. The General Partner also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) make any appropriate modifications in the event unanticipated events (for example, the acquisition by the Partnership of oil or gas properties) might otherwise cause this Partnership not to comply with Regulation Section 1.704-1(b).

Neither a Limited Partner nor a General Partner is entitled to withdraw any part of his or its Capital Account or to receive any distributions from the Partnership except as specifically provided in this Agreement. No interest shall be paid on any Capital Contribution.

6. No Liability of Limited Partners. A Limited Partner shall not be or become liable for the obligations of the Partnership in an amount in excess of his Capital Account.

IV. MANAGEMENT

1. Control in General Partner. Subject to the provisions of Article IV.2., and except as otherwise expressly stated elsewhere in this Agreement, the General Partner has exclusive control over the business of the Partnership, including the power to assign duties, to determine how to invest the Partnership's assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage loans and contracts, and to assume direction of the business operations. As manager of the Partnership and its business, the General Partner has all duties generally associated with such position, including, but not limited to, dealing with Limited Partners, being responsible for all accounting, tax and legal matters, performing internal reviews of the Partnership's investments and loans, determining how and when to invest the Partnership's capital, and determining the course of action to take with respect to Partnership loans that are in default; and has all the powers with respect and ancillary thereto. Without limiting the generality of the foregoing, such powers include the right:

(a) To evaluate potential Partnership investments and to expend the capital of the Partnership in furtherance of the Partnership's business;

(b) To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Partnership property or any interest therein at such price and upon such terms and conditions as the General Partner may deem proper;

(c) To cause the Partnership to become a joint venturer, partner or member of an entity formed to own, develop, operate and/or dispose of properties owned or co-owned by the Partnership acquired through foreclosure of a Mortgage Loan;

(d) To manage, operate and develop Partnership property, or to employ and supervise a property manager who may, or may not, be an affiliate of the General Partner;

(e) To borrow money from banks and other lending institutions for any Partnership purpose, and as security therefor, to encumber Partnership property;

(f) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Partnership property;

(g) To employ from time to time, at the expense of the Partnership, persons, including the General Partner or its affiliates, required for the operation of the Partnership's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with such persons on such terms and for such compensation as the General Partner determines to be reasonable; and to give receipts, releases, and discharges with respect to all of the foregoing and any matters incident thereto as the General Partner may deem advisable or appropriate; provided, however, that any such agreement or contract between the Partnership and the General Partner or between the Partnership and an affiliate of the General Partner shall contain a provision that such agreement or contract may be terminated by the Partnership without penalty on sixty (60) days' written notice and without advance notice if the General Partner or affiliate who is a party to such contract or agreement resigns or is removed pursuant to the terms of this Agreement. Whenever possible, contracts between the Partnership and others shall contain a provision recognizing that the Limited Partners shall have no personal liability for performance or observance of the contract;

(h) To maintain, at the expense of the Partnership, adequate records and accounts of all operations and expenditures and furnish the Limited Partners with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(i) To purchase, at the expense of the Partnership, liability and other insurance to protect the property of the Partnership and its business;

(j) To refinance, recast, modify, consolidate, or extend any Mortgage Loan or other investment owned by the Partnership;

(k) To pay all expenses incurred in connection with the operation of the Partnership;

(l) To file tax returns on behalf of the Partnership and to make any and all elections available under the Code, as amended;

(m) Without the consent of the Limited Partners, to modify, delete, add to or correct from time to time any provision of this Agreement for one or more of the following reasons:

(i) To cure any ambiguity or formal defect or omission herein;

(ii) To grant to Limited Partners any additional rights, remedies, powers or authorities that may be lawfully granted or conferred upon them;

(iii) To conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and guidelines of the North American Association of Securities Administrators; and

(iv) To make any other change in this Agreement which, in the judgment of the General Partner, is not to the prejudice of the Limited Partners.

(n) To elect to have the Partnership governed by the California Revised Limited Partnership Act, California Corporations Code, Title 2, Chapter 3, pursuant to Section 15712(b)(1) thereof.

The General Partner shall give prompt written notice to all Limited Partners of each change to this Agreement made pursuant to subsection (m).

2. Limitations on General Partner's Authority. The General Partner has no authority to:

(a) do any act in contravention of this Agreement;

(b) do any act which would make it impossible to carry on the ordinary business of the Partnership;

(c) confess a judgment against the Partnership;

(d) possess Partnership property or assign the rights of the Partnership in property for other than a partnership purpose;

(e) admit a person as a General Partner without the prior affirmative vote or consent of a Majority-In-Interest, or such higher vote as may be required by applicable law;

(f) sell, pledge, refinance, or exchange all or substantially all of the assets of the Partnership, without the prior affirmative vote or consent of a Majority-In-Interest;

(g) amend this Agreement without the prior affirmative vote or consent of a Majority-In-Interest, except as permitted by Article IV.1.(m);

(h) dissolve the Partnership without the prior affirmative vote or consent of a Majority-In-Interest;

(i) grant to the General Partner or any of its affiliates an exclusive right to sell any Partnership assets;

(j) receive or permit the General Partner or any affiliate of the General Partner to receive any insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership property;

(k) receive from the Partnership a rebate or participate in any reciprocal business arrangement which would enable the General Partner or any of its affiliates to do so;

(l) commingle the Partnership's Partnerships with those of any other person;

(m) use or permit another to use the Partnership's assets in any manner, except for the exclusive benefit of the Partnership; or

(n) pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Units.

3. Right to Purchase Receivables, Loans and Property. The General Partner, in its sole discretion, may at any time, but is not obligated to:

(a) purchase from the Partnership the interest receivable or principal on delinquent Mortgage Loans held by the Partnership;

(b) purchase from a senior lienholder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Partnership held by such senior lienholder;

(c) use its own monies to cover any other costs associated with Mortgage Loans held by the Partnership such as property taxes, insurance and legal expenses;

(d) purchase from the Partnership real estate acquired by the Partnership through foreclosure.

The consideration paid pursuant to the above, must be equal to or greater than the fair market value of the asset being acquired.

4. Extent of General Partner's Obligation. The General Partner shall devote such of its time to the business of the Partnership as it determines, in good faith, to be reasonably necessary to conduct its business. The General Partner shall not be bound to devote all of its business time to the affairs of the Partnership, and the General Partner and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Partnership. As a fiduciary of the Partnership, the General Partner agrees that the assets of the Partnership will not be commingled with the assets of the General Partner or any other person and will be used or expended solely for the use of the Partnership. The Partnership shall not permit a Limited Partner to contract away the fiduciary duty owed to such Limited Partner by the General Partner under common law. If at any time the General Partner owns any units as a Limited Partner, its right to vote such units will be waived and not considered outstanding in any vote for removal of the General Partner or for amendment of this Agreement or otherwise.

5. Indemnification of General Partner.

(a) Neither the General Partner nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (The Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, gross negligence or misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interests of the Partnership. If any action suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Subsection 5(b), below), separate counsel of such indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited. Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes by written agreement to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Subsection 5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payments therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Subsection 5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c) Notwithstanding anything to the contrary contained in Subsection 5(a) above, neither the General Partner nor any of its Affiliates, agents, or attorneys, nor any person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party,

or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partner shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the California Commissioner of the Department of Corporations with respect to indemnification for securities violations.

(d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e) For purposes of this Section 5, an Affiliate, agent or attorney of the General Partner shall be indemnified by the Partnership only in circumstances where such person has performed an act on behalf of the Partnership or the General Partner within the scope of the authority of the General Partner and for which the General Partner would have been entitled to indemnification had such act been performed by it.

V. RIGHTS OF LIMITED PARTNERS

1. No Limited Partner, as such, shall take part in the management of the business of, or transact any business for, the Partnership, nor have the power to sign for or bind the Partnership to any agreement or document. Notwithstanding the foregoing, Limited Partners holding at least a Majority-In-Interest may, without the concurrence of the General Partner, vote or consent in writing in accordance with Article VIII.3 of this Agreement (and such vote or consent will be required) to:

(a) amend this Agreement,

(b) dissolve and windup the Partnership,

(c) remove the General Partner and elect one or more new General Partners (see Article XII.2.), or

(d) approve or disapprove the sale, pledge, refinancing, or exchange of all or substantially all of the assets of the Partnership.

2. The Limited Partners and their designated representatives shall have access to all books and records of the Partnership during normal business hours. A list of the names and addresses of all Limited Partners is maintained as a part of the records of the Partnership and shall be made available on request to any Limited Partner or his representative at his cost for a stated purpose not contrary to the best interests of the Partnership.

VI. INVESTMENT AND OPERATING POLICIES

1. The Partnership may make or purchase Mortgage Loans of such duration and on such real property and with such additional security as the General Partner in its sole discretion shall determine. Such Mortgage Loans may be senior to other mortgage loans on such property, or junior to other mortgage loans on such property, all in the sole discretion of the General Partner.

2. The Partnership will not incur indebtedness for the purpose of making or purchasing Mortgage Loans, except:

(a) to prevent default under prior loans or to discharge them entirely if this becomes necessary to protect the Partnership's Mortgage Loans, and

(b) to assist in the development or operation of any real property on which the Partnership has theretofore made or purchased a Mortgage Loan and has subsequently taken over the operation thereof as a result of default or to protect such Mortgage Loan.

3. The Partnership will limit any single Mortgage Loan and will limit its Mortgage Loans to any one borrower to not more than 10% of the total Partnership assets as of the date the loan is made or purchased.

4. The Partnership shall require that a mortgagee's or owner's title insurance policy as to the priority of a mortgage or the condition of title be obtained in connection with the making or purchasing of each Mortgage Loan. The Partnership shall also receive an independent, on-site appraisal for each property on which it makes or purchases a Mortgage Loan. All such appraisals shall be conducted by a licensed and qualified independent fee appraiser certified by the state in which the property being appraised is located. Such appraisals will be retained at the office of the Partnership and will be available for review by any Limited Partner for a period of at least five years after the last day that the Partnership holds a mortgage secured by the subject property.

5. There shall at all times be title, fire, and casualty insurance in an amount equal to the Partnership's loan plus any outstanding senior lien on the security property naming the Partnership and any senior lienholder as loss payees, and, where such senior lienholder exists, a Request for Notice of Default shall be recorded in the county where the security property is situated.

6. Loans may be purchased from the General Partner or its affiliates only if any such loan is not in default and otherwise satisfies all requirements of this Article VI. If any such loan was not originated within the previous 90 days, the General Partner or its affiliates shall at all times retain at least a 10% interest in such loan.

7. The Partnership will maintain a contingency reserve in an aggregate amount of at least 1-1/2% of the aggregate Capital Accounts of the Limited Partners. The cash Capital Contributions of the General Partner specified in Article III.1. of this Agreement, up to a maximum of 1/2 of 1% of the aggregate Capital Accounts of the Limited Partners, will be available as an additional contingency reserve if considered necessary by the General Partner.

VII. ACCOUNTING RECORDS, REPORTS AND MEETINGS

1. Books of Accounts and Records. The Partnership's books and records are maintained in accordance with Code Section 703(a) at the principal office of the Partnership, and each Partner has access thereto at all reasonable times as provided in Article V.2. The books and records shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership and shall reflect all transactions and be appropriate and adequate for the business of the Partnership. The Partnership shall file all required documents with the applicable regulatory agencies.

2. Cash and Cash Equivalents and Marketable Securities. Partnership cash, cash equivalents and marketable securities are deposited and/or invested in the name of the Partnership in one or more financial institutions designated by the General Partner and shall be withdrawn on the signature of the General Partner or any person or persons authorized by it.

3. Meetings of Limited Partners. Special meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by the General Partner, or a Limited Partner or Limited Partners holding more than ten percent (10%) of the outstanding units by delivering written notice, either in person, or by registered mail, of such call to the General Partner. As soon as possible, but in all cases, within ten (10) days following receipt of such request, and at any time a meeting is called by the General Partner, the General Partner shall cause a written notice, either in person or by registered mail, to be given to the Limited Partners entitled to vote at such meeting, that a meeting will be held at a time and place fixed by the General Partner, convenient to the Limited Partners, which is not less than fifteen (15) days nor more than sixty (60) days after the sending of the notice of the meeting. Included with the notice of the meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. There shall be deemed to be a

quorum at any meeting of the Partnership at which a Majority-In-Interest attend such meeting in person or by a valid proxy. The General Partner shall be entitled to notice of and to attend all meetings of the Limited Partners, regardless of whether called by the General Partner. Any action that may be taken at any meeting of the Limited Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Limited Partners holding a Majority-in-Interest.

4. Reports. Within sixty (60) days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner such information as is necessary for the preparation by each Limited Partner of his federal income tax return. Within one hundred twenty (120) days after the end of the Partnership's calendar year, the General Partner will transmit to each Limited Partner an annual report which will include financial statements of the Partnership audited by the Partnership's independent public accountants and prepared on an accrual basis in accordance with generally accepted accounting principles. Such financial statements will include the Partnership's statements of income, balance sheets, statements of cash flows and statements of Partners' capital with a reconciliation with respect to information furnished to Limited Partners for income tax purposes. The annual report for each year will report on the Partnership's activities for that year, identify the source of Partnership distributions, set forth the compensation paid to the General Partner and its affiliates, and provide a statement of the services performed in consideration therefor and contain such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership.

The Partnership will have available upon written request for review by Limited Partners a copy of the information filed with the Securities and Exchange Commission on Form 10-K within ninety (90) days of the closing of the fiscal year end, and on Form 10-Q within forty-five (45) days of the closing of each other quarterly fiscal period, by dissemination of such Form 10-K and Form 10-Q or any other report containing substantially the same information as required by Form 10-K and Form 10-Q.

VIII. ALLOCATIONS AND DISTRIBUTIONS

1. Allocations of Profits and Losses. Profits and Losses for any fiscal year shall be allocated: (i) ninety-nine and 01/100 percent (99.01%) to the Limited Partners in proportion to their Capital Accounts, and (ii) 99/100 percent (.99%) to the General Partner.

2. Distributions.

(a) Net Income Available for Distribution. Net Income Available for Distribution shall be allocated ninety-nine percent and 01/100 (99.01%) to the Limited Partners and 99/100 percent (.99%) to the General Partner and shall be distributed in cash to those Limited Partners who have on file with the Partnership their written election to receive such distributions. A pro rata share of the total Net Income Available for Distribution to Limited Partners shall be distributed monthly in cash to each Limited Partner who has on file with the Partnership his written election to receive such distributions, in proportion to the weighted average Capital Account of each Limited Partner during the preceding calendar month. All sums of Net Income Available for Distribution not so distributed to the Limited Partners shall be credited proportionately to the Capital Accounts of the remaining Limited Partners and reinvested in Units in accordance with Article III.3. The General Partner's proportionate share of Net Income Available for Distribution shall be distributed to the General Partner or credited to its Capital Accounts.

(b) Net Proceeds. Net Proceeds, if any, may be reinvested in new loans, may be used to improve or maintain properties acquired by the Partnership through foreclosure, may be used to pay operating expenses or may be distributed to the Partners, in each event in the sole discretion of the General Partner. In the event of any distributions of Net Proceeds, such distributions shall be made to the Partners according to the allocations described in Subsection 1 above, provided that no such distributions are to be made to the General Partner with respect to that portion of its Capital Account represented by the Promotional Interest, until the Limited Partners shall have received 100% of their Capital Accounts.

IX. TRANSACTIONS BETWEEN THE PARTNERSHIP AND THE GENERAL PARTNER

1. Compensation to General Partner From the Partnership. The General Partner is entitled to receive the following fees, compensation and expense reimbursements from the Partnership:

(a) Management Fee. In consideration of the management services rendered to the Partnership, the General Partner is entitled to receive from the Partnership a management fee payable monthly, subject to a maximum of 2-3/4% per annum, of the average unpaid balance of the Partnership's Mortgage Loans at the end of each month in the calendar year. Although the management fee is paid monthly, the maximum payment is calculated on an annual basis; thus, the management fee in any one month could exceed .2292% (2-3/4% / 12 months) of the unpaid balance of the Partnership's Mortgage Loans at the end of such month, provided that the maximum annual management fee shall not exceed 2-3/4% of the average unpaid balance of the Partnership's Mortgage Loans at the end of each month in the calendar year. In the event the management fee paid by the General Partner in a calendar year exceeds such 2-3/4%, the General Partner shall promptly refund such excess to the Partnership.

(b) Promotional Interest. The Promotional Interest.

(c) Partnership Expenses. All of the Partnership's expenses shall be billed directly, to the extent practicable, to and paid by the Partnership. Reimbursement to the General Partner, or its affiliate, for any expenses advanced by the General Partner including, but not limited to, legal and accounting expenses, printing costs, goods, services and materials used by or for the Partnership and filing fees will be made from cash available for distribution immediately following the expenditure. Except as indicated in this Article IX.1(c), the General Partner or any affiliate shall not be reimbursed by the Partnership for any indirect expenses incurred in performing services for the Partnership, such as officers' salaries, rent, utilities, and other overhead items. The Partnership, however, may reimburse the General Partner and any affiliate for salaries (and related salary expenses, but excluding expenses incurred in connection with the administration of the Partnership) for nonmanagement and nonsupervisory services which could be performed, directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing and duplicating. There shall be no reimbursement for management and supervisory personnel (e.g., services of employees of the General Partner or its affiliates who oversee the work which would have been performed by an independent party if such party had been so engaged). The amounts charged to the Partnership shall not exceed the lesser of (a) the actual cost of such services, or (b) the amounts which the Partnership would be required to pay to independent parties for comparable services. Reimbursement may also be made for the allocable cost charged by independent parties for maintenance and repair of data processing and other special purpose equipment used for or by the Partnership. The reimbursement for expenses provided for in this Article IX.1(c) shall be made to the General Partner regardless of whether any distributions are made to the Limited Partners under the provisions of Article VIII.2.

(d) Loan Servicing Fee. The General Partner may act as servicing agent with respect to all Partnership loans, in consideration for which it shall be entitled to receive from the Partnership a monthly fee of up to 3 of 1% per annum of the unpaid balance of the Partnership's Mortgage Loans at the end of each month.

2. Payments by Borrowers.

(a) Investment Evaluation Fee. The General Partner or one or more affiliates of the General Partner may receive investment evaluation fees (also known as mortgage placement fees or "points") payable by borrowers for services rendered in connection with the evaluation of potential investments of the Partnership.

(b) Late Payment Charges. The General Partner shall receive all Late Payment Charges paid by borrowers on delinquent loans held by the Partnership.

3. Loans to General Partner or Affiliates. The Partnership may not make loans to the General Partner or to any affiliate of the General Partner, except in the following circumstances.

The Partnership may make a loan to the General Partner or any affiliate of the General Partner or the General Partner or any affiliate of the General Partner may become an obligor on a Mortgage Loan held by the Partnership in instances where (1) the General Partner or an affiliate purchases a defaulted Mortgage Loan from the Partnership at fair market value and subsequently forecloses on the related loan, becoming the obligor thereunder; or (2) the Partnership forecloses on a Mortgage Loan and then sells the related property to the General Partner or an affiliate at or greater than its fair market value in exchange for a secured note payable to the Partnership in the same amount.

X. ASSIGNMENT OF INTEREST: SUBSTITUTED LIMITED PARTNERS

1. General Partner. The interest of a General Partner shall not be assignable in whole or in part, except when a substitution is made by vote of the Limited Partners or as provided in Article XII.2.

2. Partnership Interests. A Limited Partner's interests in the Partnership may be transferred by written instrument satisfactory in form to the General Partner, accompanied by such assurance of the genuineness and effectiveness of each signature and the obtaining of any necessary governmental or other approvals as may be reasonably required by the General Partner, provided, however, that:

(a) no transfer may be made of a fractional unit, and no transfer may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his units) will own fewer than two thousand (2,000) units except where such transfer occurs by operation of law;

(b) no transfer may be made if, in the opinion of tax counsel for the Partnership, it would jeopardize the status of the Partnership as a partnership for Federal or any applicable state income tax purposes; and

(c) the transferor will pay in advance all legal, recording, and accounting costs in connection with any transfer, and the cost of any tax advice necessary under Subsection 2(b) above.

Assignments complying with the above shall be recognized by the Partnership not later than the last day of the calendar month in which the written notice of assignment is received by the Partnership.

No assignee of a Limited Partner shall have the right to become a Limited Partner unless the General Partner has consented in writing to the substitution of such Limited Partner, the granting or denial of which shall be within the absolute discretion of the General Partner.

XI. DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A LIMITED PARTNER

1. Effect of Death or Legal Incompetency of a Limited Partner on the Partnership. The death or legal incompetency of a Limited Partner shall not cause a dissolution of the Partnership or entitle the Limited Partner or his estate to a return of capital.

2. Rights of Personal Representative. On the death or legal incompetency of a Limited Partner, his personal representative shall have all the rights of a Limited Partner for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

3. Withdrawal of Limited Partners. To withdraw, or partially withdraw from the Partnership, a Limited Partner must give written notice thereof to the General Partner and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within 61 to 91 days after written notice of withdrawal is delivered to the General Partner, subject to the following limitations:

(a) except with regard to the right of the personal representative of a deceased Limited Partner under Section 2 of this Article XI, no notice of withdrawal shall be honored and no withdrawal made until the expiration of at least one year from the date of a purchase of Units by any Limited Partner on or after the date of effectiveness of this Agreement, other than by way of automatic reinvestment of Partnership distributions.

(b) any such cash payments in return of an outstanding Capital Account shall be made by the Partnership only from Net Proceeds and Capital Contributions.

(c) a maximum of $100,000 may be withdrawn by any Limited Partner during any calendar quarter;

(d) the Limited Partners shall have the right to receive such distributions of cash from their Capital Accounts only to the extent such funds are available; the General Partner shall not be required to establish a reserve fund for the purpose of funding such payments; the General Partner shall not be required to use any other sources of Partnership funds other than those set forth in Subsection 3(a) above; the General Partner shall not be required to sell or otherwise liquidate any portion of the Partnership's loan portfolio in order to make a cash distribution of any Capital Account;

(e) during the ninety (90) days following receipt of written notice of withdrawal from a Limited Partner, the General Partner shall not refinance any loans of the Partnership or reinvest any Net Proceeds or Capital Contributions in new loans or other nonliquid investment unless and until the Partnership has sufficient funds available to distribute to the withdrawing Limited Partner the amount of his Capital Account in cash that he is withdrawing;

(f) the amount to be distributed to any withdrawing Limited Partner shall be a sum equal to the amount of such Limited Partner's Capital Account as of the date of such distribution, as to which the Limited Partner has given a notice of withdrawal under this subsection 3, notwithstanding that such sum may be greater or lesser than such Limited Partner's proportionate share of the current fair market value of the Partnership's net assets;

(g) in no event shall the General Partner permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Limited Partners that exceeds ten percent (10%) of the aggregate Capital Accounts of all outstanding Limited Partners' Units, except upon the vote of the Limited Partners to dissolve the Partnership pursuant to Article V above;

(h) requests by Limited Partners for withdrawal will be honored in the order in which they are received by the General Partner. If any request may not be honored, due to any limitations imposed by this subsection 3 (except the one year holding limitation set forth in subsection 3(a)), the General Partner will so notify the requesting Limited Partner in writing, whose request, if not withdrawn by the Limited Partner, will subsequently be honored if and when the limitation no longer is imposed; and

(i) if a Limited Partner's Capital Account would have a balance of less than $2,000 following a requested withdrawal, the General Partner, at its discretion, may distribute to such Limited Partner the entire balance in such account.

XII. BANKRUPTCY, WITHDRAWAL, REMOVAL, OR DISSOLUTION OF THE GENERAL PARTNER

1. Removal of the General Partner. A Majority-In-Interest by vote or written consent given in accordance with Article VII.3 of this Agreement may remove the General Partner. Written notice of such removal setting forth the effective date thereof shall be served upon the General Partner and, as of the effective date, shall terminate all of its rights and powers as a General Partner.

2. Dissolution or Continuance of Partnership. The filing of a certificate of dissolution, withdrawal, removal, or adjudication of bankruptcy of the General Partner (any of which events is referred

to hereafter as the "Terminating Event," and the General Partner affected as the "Terminated General Partner") shall immediately destroy the agency relationship between the Partnership and the Terminated General Partner. No other events affecting the General Partner shall constitute or be a "Terminating Event." A Terminating Event shall dissolve the Partnership and cause it to be wound up pursuant to subsection (b) below, unless the Partnership is continued by a new general partner elected in place of the Terminated General Partner by a Majority-In-Interest, as set forth in (a) below.

(a) Following a Terminating Event, if a Majority-In-Interest of the Limited Partners promptly by written consent agree to continue the business of the Partnership and within six (6) months of such Terminating Event admit one or more General Partners, then the Partnership shall continue without dissolution and winding up.

(b) If a Majority-In-Interest do not agree by written consent to continue the business of the Partnership or do not act to admit one or more new General Partners within six (6) months of the Terminating Event, the Partnership is dissolved and its affairs shall be wound up in accordance with Article 8 of the California Revised Limited Partnership Act, Sections 15681 to 15685, and Article XIII of this Agreement.

3. Rights of Terminated General Partner. Upon the occurrence of a Terminating Event, the Partnership shall pay to the Terminated General Partner all amounts then accrued and owing to the Terminated General Partner. The Partnership shall also terminate the Terminated General Partner's interest in Partnership profits, gains, losses, net proceeds, distributions, and capital by payment of an amount equal to the then present fair market value of the Terminated General Partner's interest determined by agreement of the Terminated General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration is to be borne equally by the Terminated General Partner and the Partnership. The method of payment to the Terminated General Partner shall not threaten the solvency or liquidity of the Partnership.

XIII. DISSOLUTION AND WINDING UP

1. Upon the vote or written consent of a Majority-In-Interest or as otherwise provided in this Agreement, the Partnership shall be dissolved and wound up, the assets shall be liquidated and converted to cash and the net proceeds distributed to the Partners after payment of the debts of the Partnership as provided herein and by applicable law. In settling accounts after liquidation, the monies of the Partnership shall be applied in the following manner:

(a) the liabilities of the Partnership to creditors other than the General Partner shall be paid or otherwise adequately provided for;

(b) the liabilities of the Partnership to the General Partner shall be paid or otherwise provided for; and

(c) the remaining assets shall be distributed to the Limited Partners and the General Partner in the same manner as Net Proceeds are distributed under Article VIII.2(b) hereof.

2. In the event that, upon dissolution and winding up of the Partnership, following the sale or other disposition of all of its assets, and after crediting any gain or charging any loss pursuant to Article VIII, the General Partner shall have a deficient balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership an amount which is equal to such deficit in its Capital Account.

XIV. SIGNATURES

Any security agreement, chattel mortgage, lease, contract of sale, bill of sale, or other similar document to which the Partnership is a party, shall be executed by the General Partner, and no other signatures shall be required.

XV. SPECIAL POWER OF ATTORNEY

Any person who becomes a Limited Partner after the effective date of this Agreement shall execute and deliver to the General Partner a special power of attorney in form acceptable to the General Partner (existing Limited Partners having already executed and delivered same) in which the General Partner is constituted and appointed as the attorney-in-fact for such Limited Partner with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment, and filing of documents, which shall include, by way of illustration but not of limitation, the following:

1. This Agreement and all certificates of Limited Partnership, as well as all amendments to the foregoing which, under the laws of the State of California or the laws of any other state, are required to be filed or recorded or which the General Partner deems it advisable to file or record;

2. All other instruments or documents which may be required to be filed or recorded by the Partnership under the laws of any state or by any governmental agency, or which the General Partner deems it advisable to file or record; and

3. All instruments or documents which may be required to effect the continuation of the Partnership, the admission of additional or substituted Limited Partners, the withdrawal of Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, withdrawal and dissolution and termination are in accordance with the terms of this Agreement.

The special power of attorney to be concurrently granted upon admission as such by each Limited Partner:

1. is a special power of attorney coupled with an interest, is irrevocable, shall survive the death of the granting Limited Partner, and is limited to those matters herein set forth;

2. shall survive an assignment by a Limited Partner of all or any portion of his Units except that, where the assignee of the Units owned by a Limited Partner has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the special power of attorney shall survive each assignment for the purpose of enabling the General Partner to execute, acknowledge, and file any instrument or document necessary to effect such substitution.

XVI. MISCELLANEOUS

1. Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed, or if sent by registered or certified mail, postage and charges prepaid addressed as follows:

If to the General Partner:

Owens Financial Group, Inc.
2221 Olympic Boulevard
P. O. Box 2400
Walnut Creek, CA 94595

If to a Limited Partner, at such Limited Partner's address for purposes of notice which is set forth on the books and records of the Partnership, or in either case as the General Partner or a Limited Partner shall designate pursuant to the notice provision hereof. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

2. Application of California Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

3. Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

4. Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that he or it may have to maintain any action for partition with respect to the property of the Partnership.

5. Assignability. Except as expressly limited herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

6. Interpretation. As used in this Agreement, the masculine includes the feminine and neuter and the singular includes the plural, as determined by the context.

7. Captions. Paragraphs, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

8. Adjustment of Basis. The General Partner may elect, pursuant to Code Section 754, to adjust the basis of Partnership property under the circumstances and in the manner provided in Code Sections 734 and 743. The General Partner shall, in the event of such an election, take all necessary steps to effect the election.

9. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective this 16th day of February, 1999.

GENERAL PARTNER:

2221 Olympic Blvd.
P. O. Box 2400
Walnut Creek, CA 94595

OWENS FINANCIAL GROUP, INC.

By: ______________________
William C. Owens, President

LIMITED PARTNERS:

By: OWENS FINANCIAL GROUP, INC.

By: [signature]
William C. Owens, President

As Attorney-In-Fact for the Limited Partners

OFFICE OF THE SECRETARY OF STATE

(20th page of 20)

198418500081